EXHIBIT 99.1

This statement on Form 3 is filed jointly by each of the undersigned. The principal business address of each of these reporting persons is c/o South Mountain Merger Corp., 767 Fifth Avenue, Ninth Floor, New York, NY 10153

Name of Designated Filer: South Mountain Merger Corp.

Date of Event Requiring Statement: June 19, 2019

Issuer Name: South Mountain Merger Corp. [SMMC]

SOUTH MOUNTAIN LLC

By: Harbour Reach Holdings LLC, its Managing Member

By: Netherton Investments Limited

By:	/s/ Robert Heaselgrave
	Name:	Robert Heaselgrave
	Title:	Director

HARBOUR REACH HOLDINGS LLC

By: Netherton Investments Limited

By:	/s/ Robert Heaselgrave
	Name:	Robert Heaselgrave
	Title:	Director

NETHERTON INVESTMENTS LIMITED

By:	/s Robert Heaselgrave
	Name:	Robert Heaselgrave
	Title:	Director

NETHERTON HOLDINGS LIMITED

By:	/s/ Robert Heaselgrave
	Name:	Robert Heaselgrave
	Title:	Director

/s/ Michael E. Platt
Michael E. Platt